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As filed with the Securities and Exchange Commission on September 6, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIGITAL RIVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1901640
(State of Incorporation)	(I.R.S. Employer Identification No.)

9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Address of principal executive offices)

1998 Stock Option Plan
1999 Stock Option Plan
2000 Employee Stock Purchase Plan
(Full title of the plan)

Joel A. Ronning
Chief Executive Officer
9625 West 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(952) 253-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Michael J. Sullivan, Esq.
Virginia P. Edwards, Esq.
Cooley Godward LLP
One Maritime Plaza, 20th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Stock Options and Common Stock (par value $.01)	2,600,000 shares	$4.55-$5.125	$11,970,793.25	$2,992.70

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to outstanding options granted under the 1998 Stock Option Plan, as amended (the "1998 Plan") and the 1999 Stock Option Plan, as amended (the "1999 Plan") and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on August 30, 2001, for shares issuable pursuant to the 1998 Plan, the 1999 Plan and the 2000 Employee Stock Purchase Plan (the "2000 Plan"). The following chart illustrates the calculation of the registration fee:

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to outstanding options under the 1998 Plan	103,559	(1)(a)$5.125	$530,739.88

Shares issuable pursuant to unissued stock options under the 1998 Plan	596,441	(1)(b) $4.55	$2,713,806.55

Shares issuable pursuant to outstanding options under the 1999 Plan	644,816	(1)(a) $4.676	$3,015,159.62

Shares issuable pursuant to unissued stock options under the 1999 Plan	855,184	(1)(b) $4.55	$3,891,087.20

Shares issuable pursuant to the 2000 Plan	400,000	(1)(b) $4.55	$1,820,000.00

Proposed Maximum Aggregate Offering Price			$11,970,793.25

Registration Fee			$2,992.70

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORMS S-8 NOS. 333-67085, 333-36680 and 333-53332

    The contents of Registration Statements on Forms S-8 Nos. 333-67085, 333-36680 and 333-53332 filed with the Securities and Exchange Commission on November 10, 1998, May 10, 2000 and January 8, 2001, respectively, are incorporated by reference herein with such modifications as are set forth below.

EXHIBITS

Exhibit Number
5.1		Opinion of Cooley Godward LLP
23.1		Consent of Arthur Andersen LLP, Independent Public Accountants
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages
99.1	*	1998 Stock Option Plan and forms of Stock Option Agreement and Grant Notice thereunder
99.2	**	1999 Stock Option Plan, formerly known as the 1999 Non-Officer Stock Option Plan, and form of Stock Option Agreement thereunder
99.3	***	2000 Employee Stock Purchase Plan and form of offering thereunder

*
Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-67085 filed with the Securities and Exchange Commission on November 10, 1998.

**
Incorporated by reference to Exhibits 10.12 and 10.13 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

***
Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-53332 filed with the  Securities and Exchange Commission on January 8, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on September 6, 2001.

DIGITAL RIVER, INC.
By	/s/ JOEL A. RONNING Joel A. Ronning
Title:	Chief Executive Officer, Member of the Office of the President and Director

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Ronning and Robert E. Strawman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOEL A. RONNING Joel A. Ronning	Chief Executive Officer, Member of the Office of the President and Director (Principal Executive Officer)	September 6, 2001
/s/ ROBERT E. STRAWMAN Robert E. Strawman	Chief Financial Officer, Member of the Office of the President and Treasurer (Principal Financial Officer and Accounting Officer)	September 4, 2001
/s/ TIMOTHY C. CHOATE Timothy C. Choate	Director	September 4, 2001
/s/ WILLIAM LANSING William Lansing	Director	September 5, 2001
Thomas F. Madison	Director
/s/ FREDERICK M. SEEGAL Frederick M. Seegal	Director	September 4, 2001
/s/ PERRY W. STEINER Perry W. Steiner	Director	September 5, 2001
/s/ J. PAUL THORIN J. Paul Thorin	Director	September 5, 2001

EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Cooley Godward LLP
23.1		Consent of Arthur Andersen LLP
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
24.1		Power of Attorney is contained on the signature pages
99.1	*	1998 Stock Option Plan and forms of Stock Option Agreement and Grant Notice thereunder
99.2	**	1999 Stock Option Plan, formerly known as the 1999 Non-Officer Stock Option Plan, and form of Stock Option Agreement thereunder
99.3	***	2000 Employee Stock Purchase Plan and the form of offering thereunder

*
Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-67085 filed with the Securities and Exchange Commission on November 10, 1998.

**
Incorporated by reference to Exhibits 10.12 and 10.13 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

***
Incorporated by reference to the contents of Registration Statement on Form S-8 No. 333-53332 filed with the Securities and Exchange Commission on January 8, 2001.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORMS S-8 NOS. 333-67085, 333-36680 and 333-53332
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX